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                                                                     EXHIBIT 2.2

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/10/1997
                                                             971380915 - 2669921

                              CERTIFICATE OF MERGER
                                       OF
                       SOUTHERN SECURITY BANK CORPORATION
                                      INTO
                     SOUTHERN SECURITY FINANCIAL CORPORATION
           (UNDER SECTION [ILLEGIBLE] OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE)

         Southern Security Financial Corporation hereby certifies that:

(1) The name and state of incorporation of each of the [ILLEGIBLE] corporations are:

         (a)      Southern Security Bank Corporation, a Florida corporation; and

         (b) Southern Security Financial Corporation, a Delaware corporation.

(2) A Plan and Agreement of merger has been approved, adopted, certified, [ILLEGIBLE] and acknowledged by Southern Security Bank Corporation and by Southern Security Financial Corporation in accordance with the provisions of [ILLEGIBLE] (o) of the Section 252 of the General Corporation Law of the State of Delaware.

(3) The effective date of the merger shall be the fitting [ILLEGIBLE] of this Certification of Merger.

(4) The name of the surviving corporation in Southern Security Financial Corporation.

(5) The certificate of incorporation of Southern Security Financial Corporation shall be the certificate of the surviving corporation.

(6)      The surviving corporation is a corporation of the State of Delaware.

(7) The executed agreement of merger is on file at the principal place of business of Southern Security Financial Corporation at 27EA New Dorp [ILLEGIBLE], New York.

(8) A copy of the agreement of merger will be furnished by Southern Security Financial Corporation on request and without cost, to any stockholder of Southern Security Financial Corporation or Southern Security Bank Corporation.

(9) The authorized capital stock of Southern Security Financial Corporation is 30,000,000 shares of Class A Common Stock, $0.01 par value per share, 5,000,000 shares of Class B Common Stock, $0.01 par value per share, and 5,000,000 shares of Preferred Stock, $0.01 par value per share. The authorized capital stock of Southern Security Bank Corporation is 20,000,000 shares of Class A Common Stock, $0.01 par value per share, 5,000,000 shares of Class B Common Stock; $0.01 par value per share, 1,200,000 shares of Series A Preferred Stock, $0.01 par value per share.

IN WITNESS WHEREOF, Southern Security Financial Corporation has caused this certificate to be signed by Nancy Montanaro, its authorized officer, on the 10th day of November, 1997.

                                         SOUTHERN SECURITY FINANCIAL CORPORATION

                                         By: /s/ Nancy Montanaro
                                             ----------------------------------
                                              Nancy Montanaro, President